UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2009

BELO CORP.
 (Exact name of registrant as specified in its charter)

Delaware	1-8598	75-0135890
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P. O. Box 655237 Dallas, Texas	75265-5237
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 977-6606

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2009, Belo Corp. announced that Dennis A. Williamson, Belo Corp.’s executive vice president/Chief Financial Officer, will retire from the Company effective March 5, 2010. Carey P. Hendrickson will become senior vice president/Chief Financial Officer effective upon Mr. Williamson’s retirement. Mr. Hendrickson joined the Company in 1992 and has served in a variety of positions, including serving as the Company’s senior vice president /Chief Accounting Officer since November 2007. Prior to that, he served as vice president/Human Resources from May 2007, as vice president/Investor Relations and Corporate Communications from November 2004 until May 2007, and as vice president/Investor Relations from January 2000 through October 2004. Mr. Hendrickson’s current 2009 base salary is $242,250, with a target bonus opportunity set at 35% of his base salary; any changes in compensatory arrangements in connection with Mr. Hendrickson’s promotion have not yet been determined. A copy of the announcement press release is furnished with this report as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release dated December 16, 2009

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 18, 2009	BELO CORP.

By: /s/ Russell F. Coleman
Russell F. Coleman
Senior Vice President/General Counsel

EXHIBIT INDEX

99.1 Press Release dated December 16, 2009